As filed with the Securities and Exchange Commission on May 12, 2004
Registration Statement No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TREDEGAR CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1497771 (I.R.S. Employer Identification Number)

1100 Boulders Parkway
Richmond, Virginia 23225
(Address of principal executive offices, including zip code)

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN
(Full title of the Plan)

W. Hildebrandt Surgner, Jr., Esq.
Vice President, General Counsel
and Secretary
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia 23225
804-330-1000
(Name, address and telephone number, including area code, of agents for service)

With copy to:

C. Porter Vaughn, III, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
804-788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)

Common Stock, $.01 par value per share (including the associated Preferred Stock Purchase Rights)	2,000,000 shares	$13.09	$26,180,000	$3,318.00

          (1) Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

          (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $13.09 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 6, 2004.

          (3) This Registration Statement also relates to the rights to purchase shares of Series A Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to terms of the Registrant’s Rights Agreement, dated as of June 30, 1999, as amended. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced only by the certificates for the Common Stock and will be transferred with and only with the Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2. Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed by Tredegar Corporation (the “Company”) with the Commission (File No. 1-10258) are incorporated herein by reference and made a part hereof: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; (iii) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10, dated May 18, 1989, as amended; and (iv) the description of the Company’s Preferred Stock Purchase Rights, contained in the Registration Statement on Form 8-A, filed with the Commission on June 16, 1999, as amended.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          The validity of the issuance of shares of Common Stock offered hereby will be passed upon by Hunton & Williams LLP, Richmond, Virginia. Thomas G. Slater, Jr., a partner of Hunton & Williams LLP, is a director of the Company.

Item 6. Indemnification of Directors and Officers.

          The Virginia Stock Corporation Act permits, and the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), require, indemnification of the Company’s officers and directors in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation is generally authorized to indemnify its directors or officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s Articles require indemnification of any person with respect to certain liabilities incurred in connection with any proceeding to which that person is made a party by reason of (i) his or her service to the Company as a director or officer or (ii) his or her service as a director, officer, trustee or partner to some other enterprise at the request of the Company, except in the case of willful misconduct or knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company’s Articles provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles, except for liability resulting from such person having engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities law. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or on behalf of shareholders of the Company, except for liability resulting from a person’s having engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

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Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

Exhibit No.

3.1	Amended and Restated Articles of Incorporation of Tredegar Corporation (incorporated herein by reference to Exhibit 3.1 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1989 (No. 1-10258)).

3.2	Amended By-laws of Tredegar Corporation effective April 24, 2003 (incorporated herein by reference to Exhibit 3 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (No. 1-10258)).

3.3	Articles of Amendment (filed as Exhibit 3.3 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2	Rights Agreement, dated as of June 30, 1999, by and between Tredegar and American Stock Transfer amp; Trust Company, as Rights Agent (filed as Exhibit 99.1 to Tredegar Corporation’s Registration Statement on Form 8-A, filed June 16, 1999, as amended, and incorporated herein by reference).

4.2.1	Amendment and Substitution Agreement (Rights Agreement) dated as of December 11, 2002, by and among Tredegar Corporation, American Stock Transfer and Trust Company and National City Bank (filed as Exhibit 4.2.1 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).

4.4	Credit Agreement, dated as of October 17, 2003, by and among Tredegar Corporation, as borrower, its domestic subsidiaries, as guarantors, and the lenders (Wachovia Bank National Association, as administrative agent, SunTrust Bank, as syndication agent, and Bank of America, N.A., as documentation agent) (filed as Exhibit 4 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference).

10.13	Tredegar Corporation 2004 Equity Incentive Plan (incorporated herein by reference to the Annex to Tredegar Corporation’s Definitive Proxy Statement on Schedule 14A filed on March 4, 2004 (No. 1-10258)).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.

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23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included on signature page).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 29th day of April, 2004.

TREDEGAR CORPORATION
By:	/s/ N.A. Scher —————————————— Norman A. Scher President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 29th day of April, 2004. Each person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

Signature	Title

By:	/s/ John D. Gottwald ——————————————— John D. Gottwald	Chairman of the Board of Directors

By:	/s/ N.A. Scher ——————————————— Norman A. Scher	President and Director (Principal Executive Officer)

By:	/s/ D. Andrew Edwards ——————————————— D. Andrew Edwards	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

By:	/s/ Austin Brockenbrough, III ——————————————— Austin Brockenbrough, III	Director

By:	/s/ Phyllis Cothran ——————————————— Phyllis Cothran	Director

By:	/s/ Donald T. Cowles ——————————————— Donald T. Cowles	Director

By:	/s/ Richard W. Goodrum ——————————————— Richard W. Goodrum	Director

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By:	/s/ Floyd D. Gottwald, Jr. ——————————————— Floyd D. Gottwald, Jr.	Director

By:	/s/ William M. Gottwald ——————————————— William M. Gottwald	Director

By:	/s/ Richard L. Morrill ——————————————— Richard L. Morrill	Director

By:	/s/ Thomas G. Slater, Jr. ——————————————— Thomas G. Slater, Jr.	Director

By:	/s/ R. Gregory Williams ——————————————— R. Gregory Williams	Director

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EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of Tredegar Corporation (incorporated herein by reference to Exhibit 3.1 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1989 (No. 1-10258)).

3.2	Amended By-laws of Tredegar Corporation effective April 24, 2003 (incorporated herein by reference to Exhibit 3 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (No. 1-10258)).

3.3	Articles of Amendment (filed as Exhibit 3.3 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2	Rights Agreement, dated as of June 30, 1999, by and between Tredegar and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 99.1 to Tredegar Corporation’s Registration Statement on Form 8-A, filed June 16, 1999, as amended, and incorporated herein by reference).

4.2.1	Amendment and Substitution Agreement (Rights Agreement) dated as of December 11, 2002, by and among Tredegar Corporation, American Stock Transfer and Trust Company and National City Bank (filed as Exhibit 4.2.1 to Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).

4.4	Credit Agreement, dated as of October 17, 2003, by and among Tredegar Corporation, as borrower, its domestic subsidiaries, as guarantors, and the lenders (Wachovia Bank National Association, as administrative agent, SunTrust Bank, as syndication agent, and Bank of America, N.A., as documentation agent) (filed as Exhibit 4 to Tredegar Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference).

10.13	Tredegar Corporation’s 2004 Equity Incentive Plan (incorporated herein by reference to the Annex to Tredegar Corporation’s Definitive Proxy Statement on Schedule 14A filed on March 4, 2004 (No. 1-10258)).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included on signature page).

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